Exhibit 10.3

B. RILEY FINANCIAL, INC.

Amended and Restated 2009 Stock Incentive Plan

STOCK BONUS PROGRAM

This Stock Bonus Program is being implemented under the B. Riley Financial, Inc. Amended and Restated 2009 Stock Incentive Plan (the “Plan”) for the purpose of attracting and retaining the best available personnel for service to the Company. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Bonus Program.

Pursuant to Section 7 of the Plan, the Committee may grant Unrestricted Share Awards to Eligible Persons. Any Unrestricted Share Awards granted under this Stock Bonus Program shall be governed by the Plan and subject to the terms set forth herein.

1.          Eligibility. The Committee will determine, in its sole discretion, the Eligible Persons to whom grants of Unrestricted Share Awards will be made and the number of Shares subject to each Unrestricted Share Award, subject in each case to the limitations set forth in the Plan, including, but not limited to, Sections 3 and 4(b) of the Plan.

2.          Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Unrestricted Shares unless and until certificates representing such Unrestricted Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or Participant’s broker.

3.          No Effect on Employment. Except as otherwise provided in a written employment agreement between the Participant and the Company and its Affiliates, the Participant’s employment with the Company and its Affiliates is on an at-will basis only. Accordingly, the terms of the Participant’s employment with the Company and its Affiliates will be determined from time to time by the Company or the Affiliate employing the Participant (as the case may be), and the Company or the Affiliate will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Participant at any time for any reason whatsoever, with or without good cause or notice.

4.          Tax Withholding. The Unrestricted Shares will be paid to the Participant, (or, in the event of the Participant’s death, the Participant’s Beneficiary or, if no Beneficiary is designated or surviving, to the person or persons to whom the Participant’s rights under the Unrestricted Share Award pass by will or the laws of descent and distribution), provided that the Participant must arrange for the satisfaction of the minimum amount of Withholding Taxes in a manner acceptable to the Company.

a)	By Share Withholding. If permissible under Applicable Law and upon the exercise of the Company’s sole discretion, the Participant authorizes the Company to withhold from those Unrestricted Shares otherwise issuable to the Participant the whole number of Shares sufficient to satisfy the minimum applicable Withholding Taxes. The Participant acknowledges that the withheld Shares may not be sufficient to satisfy the Participant’s minimum Withholding Taxes. Accordingly, the Participant agrees to pay to the Company or any Affiliate as soon as practicable, including through additional payroll withholding, any amount of the Withholding Taxes that are not satisfied by the withholding of Shares described above.

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b)	By Sale of Shares. Upon the exercise of the Company’s sole discretion and unless the Participant determines to satisfy the Withholding Taxes by some other means in accordance with clause (iii) below, the Participant’s acceptance of this Award constitutes the Participant’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Participant’s behalf a whole number of Shares from those Shares issuable to the Participant as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Withholding Taxes. Such Shares will be sold on the day such Withholding Taxes arise or as soon thereafter as practicable. The Participant will be responsible for all broker’s fees and other costs of sale, and the Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Participant’s minimum Withholding Taxes, the Company agrees to pay such excess in cash to the Participant. The Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Participant’s minimum Withholding Taxes. Accordingly, the Participant agrees to pay to the Company or any Affiliate as soon as practicable, including through additional payroll withholding, any amount of the Withholding Taxes that is not satisfied by the sale of Shares described above.

c)	By Check, Wire Transfer or Other Means. At any time not less than five (5) business days (or such fewer number of business days as determined by the Committee) before any Withholding Taxes arise (e.g., a vesting date), the Participant may elect to satisfy the Participant’s Withholding Taxes by delivering to the Company an amount that the Company determines is sufficient to satisfy the Withholding Taxes by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Committee.

Notwithstanding the foregoing, the Company or an Affiliate also may satisfy any Withholding Taxes by offsetting any amounts (including, but not limited to, salary, bonus and severance payments) payable to the Participant by the Company and/or an Affiliate. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all Withholding Taxes due in connection with an Unrestricted Share Award the Participant agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not the Participant is an employee of the Company at that time.

5.          Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Unrestricted Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Unrestricted Shares to the Participant, such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

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6.          Plan Governs. This Stock Bonus Program and the Stock Bonus Award Agreement are subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Stock Bonus Program or the Stock Bonus Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

7.          Committee Authority. The Committee will have the power to interpret the Plan and this Stock Bonus Program and to adopt such rules for the administration, interpretation and application of this Stock Bonus Program as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to this Stock Bonus Program.

8.          Severability. In the event that any provision in this Stock Bonus Program is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Stock Bonus Program.

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B. RILEY FINANCIAL, INC.

Amended and Restated 2009 Stock Incentive Plan

STOCK BONUS AWARD AGREEMENT

Name:

 You (the “Participant”) have been granted _________ Unrestricted Shares for past services, subject to the terms and conditions of the Plan, the Stock Bonus Program and this Stock Bonus Award Agreement (collectively, the “Agreement”). Additional terms of this grant are as follows:

Grant Date:

Vesting Schedule:	Fully vested as of the Grant Date

 The Participant acknowledges and agrees that this Agreement does not constitute an express or implied promise of continued engagement as an employee, consultant, or director, as applicable, for any period, or at all, and shall not interfere with the Participant’s right or the Company’s right to terminate the Participant’s relationship with the Company at any time, with or without cause.

 The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Agreement.

 By the Participant’s signature below, the Participant agrees that the Agreement constitutes the Participant’s entire agreement with respect to this award and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company.

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Participant Acknowledges and Agrees:

The Participant acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Agreement and fully understands all provisions of the Agreement and the Plan.

The Participant further acknowledges that, from time to time, the Company may be in a “blackout period” and/or subject to applicable federal securities laws that could subject the Participant to liability for engaging in any transaction involving the sale of the Company’s Shares. The Participant further acknowledges and agrees that, prior to the sale of any Shares acquired under this Award, it is the Participant’s responsibility to determine whether or not such sale of Shares will subject the Participant to liability under insider trading rules or other applicable federal securities laws.

The Participant understands that the Award is subject to the Participant’s consent to access this Agreement, the Plan and the Plan prospectus (collectively, the “Plan Documents”) in electronic form on the Company’s intranet or the website of the Company’s designated brokerage firm, if applicable. By signing below (or providing an electronic signature by clicking below) and accepting the grant of the Award, the Participant: (i) consents to access electronic copies (instead of receiving paper copies) of the Plan Documents via the Company’s intranet or the website of the Company’s designated brokerage firm, if applicable; (ii) represents that the Participant has access to the Company’s intranet or the website of the Company’s designated brokerage firm, if applicable; (iii) acknowledges receipt of electronic copies, or that the Participant is already in possession of paper copies, of the Plan Documents; and (iv) acknowledges that the Participant is familiar with and accepts the Award subject to the terms and provisions of the Plan Documents.

The Company may, in its sole discretion, decide to deliver any Plan Documents by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

The Participant hereby agrees that all questions of interpretation and administration relating to the Plan and this Agreement shall be resolved by the Committee.

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Date:
Participant’s Signature

Participant’s Printed Name

Address

City, State & Zip

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